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                                                                    Exhibit 10.2

                         FULL-RECOURSE PROMISSORY NOTE


$555,000.00                                                February 1, 2001
                                                       San Jose, California


     FOR VALUE RECEIVED, the undersigned Borrower promises to pay to Symmetricom, Inc., a California corporation (the "Company"), at its principal offices at 2300 Orchard Parkway, San Jose, CA 95131-1017 the principal sum of Five Hundred Fifty-Five Thousand Dollars ($555,000.00), together with interest from the date of this Note on the unpaid principal balance, upon the terms and conditions specified below.

     1. Term. The principal balance of this Note, together with interest accrued and unpaid or unforgiven to date, shall be due and payable at the close of business on January 31, 2006, or on the occurrence of an Event of Acceleration as provided under Section 5 below.

     2. Rate of Interest. Interest shall accrue under the Note on any unpaid principal balance at the rate of 7.75%, compounded annually.

     3. Time of Payment. Accrued interest shall be due and payable on the thirty-first (31/st/) day of January of each year during the term of this Note, as described in Section 1 above.

     4. Prepayment. Prepayment of principal and interest may be made at any time without penalty.

     5. Events of Acceleration. The entire unpaid principal sum and unpaid interest under this Note shall become immediately due and payable upon the earliest to occur of the following (each of which constitutes an "Event of Acceleration"):

     (a) The date when the Borrower ceases to provide services to the Company as an employee or as a consultant pursuant to a written consulting agreement;

     (b) The insolvency of the Borrower, the commission of an act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, or the filing by or against the Borrower of a petition in bankruptcy or a petition for relief under the provisions of the federal bankruptcy act or another state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of 90 days or more; or

     (c) The failure of the Borrower to perform a material obligation imposed upon the Borrower by reason of this Note.

     6. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt, or the third full day following deposit in the United States Post Office with postage and fees prepaid, addressed to the other party hereto at the address last known or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

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     7.  Recourse.  Borrower shall be personally liable for payment of this
Note.

     8. Collection. If action is instituted to collect this Note, the Borrower promises to pay all reasonable costs and expenses (including reasonable attorney fees) incurred in connection with such action.

     9. Waiver. No previous waiver and no failure or delay by the Company or the Borrower in acting with respect to the terms of this Note shall constitute a waiver of any breach, default or failure of condition under this Note or the obligations secured thereby. A waiver of any term of this Note or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of the Company and shall be limited to the express terms of such waiver. The Borrower hereby expressly waives notice, presentment and demand for payment at such time as any payments are due under this Note.

     10. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

     11. Governing Law. This Note shall be construed in accordance with the laws of the State of California.


                                          /S/ Thomas Steipp
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                                                              Thomas Steipp

                                          Address:   ---------------------------
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